Exhibit 99.1

   Critical Therapeutics Announces Results of CTI-01 Phase II Trial


    LEXINGTON, Mass.--(BUSINESS WIRE)--Sept. 15, 2006--Critical Therapeutics, Inc. (Nasdaq: CRTX) today announced the results of its Phase II clinical trial designed to assess the safety and preliminary efficacy of CTI-01, an anti-inflammatory compound, in patients at risk of serious complications, including organ damage, while undergoing major cardiac surgery involving the use of the cardiopulmonary bypass
(CPB) machine. The results from this double-blind, placebo-controlled trial covered the 102 patients enrolled in the trial prior to March 15, 2006 when the Company discontinued the trial due to a manufacturing issue related to the drug container closure system.
    The trial, which was not powered for efficacy, showed no signal or positive trends in efficacy between patients receiving CTI-01 (n=49) and those receiving placebo (n=53) in reducing major complications within 14 or 28 days of surgery. The primary efficacy endpoint for the trial was a composite endpoint measured as a reduction in major complications within 14 and 28 days of surgery. Major complications were defined as death; mechanical ventilation any time after the first 48 hours following surgery; acute renal failure; or a requirement for intravenous vasoconstrictors any time after the first 48 hours following surgery. The adverse event profile for patients receiving CTI-01 was similar to that of patients receiving placebo.
    After reviewing the final data from the trial, the Company plans to assess if there is an opportunity to continue development of CTI-01 with a collaborative partner or to out-license CTI-01. Critical Therapeutics licensed patent rights related to CTI-01 from the University of Pittsburgh and Xanthus Pharmaceuticals.

    About Critical Therapeutics

    Critical Therapeutics, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of products for respiratory, inflammatory and critical care diseases. The Company owns worldwide rights to the asthma drug ZYFLO(R) (zileuton tablets), as well as other formulations of zileuton. ZYFLO is the only 5-lipoxygenase inhibitor approved for marketing by the U.S. Food and Drug Administration. The Company's commercialization efforts for ZYFLO are carried out by its specialty sales force. Critical Therapeutics also is developing treatments directed toward the severe inflammatory response in acute diseases and conditions that lead to admission to the emergency room or intensive care unit, and acute exacerbations of other chronic diseases that frequently lead to hospitalization. For more information, please visit www.crtx.com.

    Forward-Looking Statements

    Any statements in this press release about future expectations, plans and prospects for Critical Therapeutics, Inc., including, without limitation, statements regarding the safety and efficacy of CTI-01; our future plans for CTI-01; the progress and timing of our drug development programs and related trials; the efficacy of our drug candidates; the prospects, plans and objectives of management; and all other statements that are not purely historical in nature, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will," "would" and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks and uncertainties relating to: conducting clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our products under development and whether such results will be indicative of results obtained in later clinical trials; our ability to obtain the substantial additional funding required to conduct our research, development and commercialization activities; and our ability to obtain, maintain and enforce patent and other intellectual property protection for ZYFLO, our drug candidates and our discoveries. These and other risks are described in greater detail in the "Risk Factors" section of our most recent Quarterly Report on Form 10-Q and other filings that we make with the Securities and Exchange Commission (SEC). If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
    In addition, the statements in this release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this release.

    ZYFLO(R) is a registered trademark of Critical Therapeutics, Inc.


    CONTACT: Critical Therapeutics, Inc.
             Vice President, Investor & Media Relations
             Linda S. Lennox, 781-402-5708
             llennox@crtx.com